As filed with the Securities and Exchange Commission on October 5, 2001 Registration No. 333-_____
_______________________________________________________________________
_______________________________________________________________________


                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-3
                         REGISTRATION STATEMENT
                                  Under
                        The Securities Act of 1933

                   PHOENIX INTERNATIONAL INDUSTRIES, INC.
              (Name of registrant as specified in its charter)

          Florida                          2836                 59-2564162
          -------                          ----                 ----------
(State or Jurisdiction of           (Primary Standard        (IRS Employer
incorporation or organization)  Industrial Classification  Identification No.)
                                       Code Number)



              1750 Osceola Drive                 Thomas N. Donaldson
        West Palm Beach, Florida  33409           1750 Osceola Drive
              (561) 688-0440                West Palm Beach, Florida  33409
        (Address, including zip code, and          (561) 688-0440
        telephone number, including area    (Name, address, including zip
        code of Registrant's principal      code, and telephone number,
        executive offices)                  including area code, of agent for
                                            service)

                                  COPIES TO:
        L. Van Stillman                           James G. Dodrill II
        1177 George Bush Boulevard, Suite 307     3360 NW 53rd Circle
        Delray Beach, Florida 33483               Boca Raton, Florida 33496
        (561) 330-9903                            (561) 862-0529
        Facsimile (561) 330-9116                  Facsimile (561) 862-0927

	Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

	If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

	If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933,other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

	If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

	If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

	If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

	If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:[ ]

                     CALCULATION OF REGISTRATION FEE
                     -------------------------------



                                                      Proposed Maximum   Proposed Maximum
          Title of Each Class of        Amount to      Offering Price       Aggregate           Amount of
        Securities to be Registered   Be Registered     Per Share(1)      Offering Price     Registration Fee
        ---------------------------   -------------   ----------------   ----------------    ----------------



Common Stock par value $0.001 per
 share to be issued in exchange for
 Convertible Securities............    130,250,000        $0.061            $7,945,250          $1,986.31


Total..............................    130,250,000        $0.061            $7,945,250          $1,986.31


(1)	Estimated solely for purposes of calculating the registration fee. The registration fee is based upon the closing sales price on October 4, 2001 of $0.065 based on Rule 457(g) except for options exerciseable at higher prices.

	The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION
                 --------------------------------------------

PROSPECTUS

                    PHOENIX INTERNATIONAL INDUSTRIES, INC.
                      130,250,000 Shares of Common Stock
                         ($0.001 par value per share)

        This prospectus relates to the issuance of up to 130,250,000 shares of Common Stock, $0.001 par value of Phoenix International Industries, Inc., a Florida corporation upon conversion of some or all of our 12% secured convertible debentures ("Convertible Securities"). We will not receive any of the proceeds from the sale of stock issued upon conversion of our Convertible Securities. We will pay all expenses of registration incurred in connection with this offering, but any and all selling and other expenses incurred by security holders wishing to sell Common Stock issued upon conversion of our Convertible Securities will be paid by such selling stock holder.

      	The Common Stock currently trades on the Electronic
Bulletin Board under the symbol "PHXU" On October 4, 2001, the last sale price of the Common Stock as reported on the Electronic
Bulletin Board was $0.061 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PURCHASE OF THESE SECURITIES INVOLVES RISK. See "Risk Factors" on page 8.

	The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.








              The date of this Prospectus is October 5, 2001.

                              TABLE OF CONTENTS
                              -----------------

                                                                     Page
                                                                     ----


PROSPECTUS SUMMARY                                                    4

RISK FACTORS                                                          8

FORWARD LOOKING INFORMATION                                           13

WHERE YOU CAN FIND MORE INFORMATION                                   14

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                       15

USE OF PROCEEDS                                                       16

DETERMINATION OF OFFERING PRICE                                       16

SELLING SHAREHOLDERS                                                  17

PRINCIPAL SHAREHOLDERS                                                19

PLAN OF DISTRIBUTION                                                  20

DESCRIPTION OF SECURITIES                                             22

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION
  FOR SECURITIES ACT LIABILITIES                                      24

LEGAL MATTERS                                                         24

EXPERTS                                                               24

	As used in this prospectus, the terms "we," "us," "our," "the Company," and "Phoenix" mean Phoenix International Industries, Inc., a Florida corporation. The term "Selling Shareholders" means our shareholders who are offering to sell their shares of Phoenix which are being registered through this prospectus. The term "Common Stock" means our Common Stock, par value $0.001 per share and the term "Shares" means the shares of Common Stock being registered by us through this Prospectus.

	You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities covered by this Prospectus in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such state or jurisdiction. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create an implication that there has been no change in our affairs since the date hereof.

                             ADDITIONAL INFORMATION
                             ----------------------

	We have filed a Registration Statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This Prospectus, which is a part of the Registration Statement, does not contain all of the information contained in the Registration Statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its Regional Offices located at 7 World Trade Center,
New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 at prescribed rates during regular business hours. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in its entirety by such reference. We will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. Such request should be directed to Phoenix International Industries, Inc. 1750 Osceloa Drive, West
Palm Beach, Florida  33409, Telephone Number: (561) 688-0440.

	We file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, we intend to make available to our shareholders annual reports, including audited financial statements, unaudited semi-annual reports and such other reports as we may determine.

                            PROSPECTUS SUMMARY
                            ------------------

	The following is only a summary of the information, financial statements and the notes included in this Prospectus. You should read the entire Prospectus carefully, including "Risk Factors" and our Financial Statements and the notes to the Financial Statements before making any investment decision.

PHOENIX INTERNATIONAL INDUSTRIES, INC.,
---------------------------------------

        We were incorporated on July 22 1985, pursuant to the laws of the State of Florida under the name "Hydrobac, Inc. On July 7, 1986, our name was changed to "ProBac, Inc." and on October 5, 1994, it was changed to Trident Environmental Systems, Inc. During those periods our primary business was in various types of products and systems for use in the environmental clean-up industry. On October 2, 1996 our name was changed to Phoenix International Industries, Inc. and our Common Stock was reverse split 15 to 1. Our shareholders approved Amendments to the Articles of Incorporation, changing the authorized capital to 20,000,000 shares of Common
Stock, par value $.001 per share, and up to 5,000 shares of Preferred Stock for use as needed. From January 1996 through May 31, 1997, we sought acquisitions as we wound down and closed our original environmental clean-up business. We, therefore, treat all matters relating to the environmental clean-up business as discontinued operations.

	On June 13, 1998, we acquired 100% of the stock of Intuitive Technology Consultants, Inc. ("ITC") of Atlanta, Ga. ITC was engaged in the business of computer system design and computer related (MIS) employee placement. As of June 1999, we sold ITC to a group headed by the current management of ITC.

        Only July 21, 1997 we acquired 100% of the stock of HDX 9000, Inc. ("HDX"), a company specializing in compliance methodology for the Y2K problem and for the various types of "ISO" compliance certification. Since the demand for HDX's primary product, a compliance methodology to solve the Year 2000 date change problem, has become understandably non-existent, and due to HDX's inability to establish a new marketable product in a timely fashion, on March 20, 2000, our Board decided, in concert with the previous shareholder of 100% of HDX's stock, to rescind the agreement by which HDX was acquired by Phoenix. This was done and the stock of each company that was originally exchanged to effect the acquisition was returned to the original holder or issuer.

        On April 9, 1998, we acquired 100% of the outstanding stock of Mic Mac Investments, Inc., a long distance telephone service
"reseller" specializing in the hospitality industry.

        Based on an agreement entered into on December 14, 1998, we acquired 100% of the stock of Cambridge Gas Transport Corporation
(CGTC), a Cayman Islands Corporation, in the business of owning and operating specialized chemical/fuel tanker transport ships. Due to unspecified disagreements, an agreement between the holders the majority of CGTC stock, and us, to rescind the acquisition has been executed by the parties. We filed litigation to recoup our payments to CTCG, resulting in an out of court settlement on December 15, 2000.

        During fiscal 2000 we acquired 100% of the stock of Telephone Company of Central Florida, Inc. ("TCCF"). TCCF is a "competitive local exchange carrier ("CLEC") telephone company and a reseller of other telecommunications services. TCCF was at that time operating under the protection of "Chapter 11" of the federal bankruptcy laws.
 The effective date of the closing was ten days after the Order of Confirmation was issued by the Bankruptcy court. The Order of Confirmation was issued on June 9, 1999 and TCCF began operating as a reorganized debtor on that date. We acquired TCCF within ten days of the Confirmation Order.

        On July 28, 2000, we acquired 100% of the stock of Moye & Associates, Inc. of St. Simons Island Georgia. Moye & Associate's primary business was that of an Internet Service Provider (ISP) known as TheBest.Net. This move was seen by the company as synergetic with, and a possible future merger into TCCF. On January 17, 2001 the name of the Telephone Company of Central was changed to EPICUS, Inc.

BUSINESS OF AFFILIATES
----------------------

        During the year ending on May 31, 2001, the Company consisted of Phoenix International Industries, Inc., the parent company and three wholly owned subsidiaries, EPICUS, Inc. (fka. Telephone
Company of Central Florida, Inc. ("TCCF"), Moye & Associates
("TheBest.Net"), and Mic-Mac Investments, Inc.

TELEPHONE COMPANY OF CENTRAL FLORIDA, INC. ("TCCF")
---------------------------------------------------

        A Florida corporation, TCCF is a Competitive Local Exchange Carrier, ("CLEC") and long distance service supplier currently serving the Orlando, Florida area. In August of 1996, via negotiations with BellSouth, TCCF was not only the first, but the only Florida based company to take advantage of the Telecommunications Act of 1996, which mandated that competition be allowed in the local telephone service market. TCCF's agreement with BellSouth allows them to provide CLEC services in all 9 states BellSouth serves. In addition to CLEC services, TCCF is moving aggressively into the prepaid calling business throughout the southeastern United States.

        In 1997, their first full year of operations, TCCF reached $35.8 million in revenues, and for calendar 1998, TCCF had gross revenues of approximately $46.5 million with a net pre-tax profit of $6.8 million.

        Due to "gross overbilling" by one of the major suppliers (later proven in court) and not having sufficient capital to survive a multi- million dollar demand for payment by its service providers, TCCF was forced to file for bankruptcy protection and was operating under Chapter 11 of the federal bankruptcy laws until it was acquired by Phoenix in June of 1999 as part of the plan of re-organization filed with, and accepted by, the federal bankruptcy court.

        Since that time TCCF has expanded its agreements with BellSouth to include the capability of supplying of DSL Internet services throughout all nine southeastern states of the BellSouth system.
TCCF now has the ability to market DSL services via an arrangement with AT&T and BellSouth but it is in the process of developing its own Virtual Private Network capability which will provide both high speed voice and data services nationwide.

MOYE & ASSOCIATES, INC. (TheBest.Net)
-------------------------------------

        A Georgia Corporation, Moye & Associates, dba "TheBest.Net" is an Internet Service Provider (ISP) with approximately 2,000 customers.

They are also involved in the computer repair and e-commerce business. However TheBest.Net accounts for more than 90% of their income.

COMPETITION
-----------

        Many similar companies, both large and small, offer similar services as Phoenix and its subsidiaries. The Company believes that the competitive factors affecting its markets include features such as functionality, adaptability, ease of use, quality, performance, price, customer service and support, effectiveness of sales and marketing efforts and Company reputation- Although the Company believes that it currently competes favorably with respect to such factors, there can be no assurance that the Company can maintain its competitive position against current and potential competitors, especially those with greater financial marketing support and other resources than the Company.

PATENTS
-------

        We own two patents for solidification of environmental waste, which were acquired when we were involved in that business.
However, we are no longer in such business and we believe that these patents are of very little value today, as they have been rendered obsolete due to the rapid development of the environmental clean-up industry.

EMPLOYEES
---------

        As of May 31, 2001, we and our affiliates collectively had 45 employees.


CONTACT INFORMATION
-------------------

	Our principal executive offices are located at 1750 Osceola Drive, West Palm Beach, Florida 33409 and our telephone number is
(561) 688-0440.

Securities Offered:...................... 130,250,000 shares of Common Stock,
                                          $0.001 par value per share, which
                                          may be issuable upon conversion of
                                          some or all of our Convertible
                                          Securities.

Risk Factors............................. The securities offered hereby involve a high degree of risk and
                                          immediate substantial dilution and
                                          should not be purchased by investors
                                          who cannot afford the loss of their
                                          entire investment.  See "Risk
                                          Factors."

Common Stock Outstanding Before Offering:    62,085,707 (1) shares

Common Stock Outstanding After Offering:     192,335,707 (1) shares

Use of Proceeds............................... We will not receive any of the proceeds from the sale of stock
                                               issued upon conversion of any
                                               Convertible Securities.

Dividend Policy:.............................. We do not intend to pay dividends on our Common Stock.
                                               We plan to retain any earnings
                                               for use in the operation of our
                                               business and to fund future
                                               growth.

NASD Electronic Bulletin Board Symbol     PHXU



(1)	Based on shares outstanding as of September 30, 2001.

                                 RISK FACTORS
                                 ------------

	The Common Stock for sale is a speculative investment and very risky and should only be purchased by individuals who can afford to lose their entire investment. You should especially consider the following risk factors. Before you buy consider the following risk factors and the rest of this prospectus. This prospectus also contains forward looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. Please refer to "Risks Associated with Forward-looking Statements" on page 11.

	Investors should assume that, even if not specifically stated below, if any of the following risks actually materialize, our business, financial condition or results of future operations could be materially and adversely affected. In such case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

We May Require Additional Financing
-----------------------------------

        At May 31, 2001, we had current assets of $1,091,267. To assist us in our cash flow requirements we may determine, depending upon the prevailing stock price of our shares, to seek subscriptions from the sale of securities to private investors, although there can be no assurance that we will be successful in securing any investment from private investors at terms and conditions satisfactory to us, if at all. Based upon our present liquid resources, our present operating expenses, and the commitment of our executive officers to continue to defer most or all of their salaries, and if no revenues are generated from operations or other sources, we believe we will be able to operate for a minimum of three months. However, in the near term, we do not anticipate receipt of increased operating revenues as a result of the business developments by TCCF. If additional funds are required, but cannot be raised, it will have an adverse effect upon our operations. To the extent that additional funds are obtained by the sale of equity securities, our stockholders may sustain significant dilution.

We Are Involved in Litigation
-----------------------------

	As if May 31, 2001, the primary legal proceedings to which we are a party are: (1) the ongoing litigation filed by us in an attempt to force Cambridge Gas Transport Corporation ("CTCG") and its principals to comply with what we believe to be a valid and binding purchase contract, and (2) the ongoing litigation filed by us against our former subsidiary Intuitive Technology Consultants, Inc., ("ITC") (now renamed Elite Technologies, Inc.) to recover approximately $350,000 in loans extended to ITC when it was one of our subsidiaries.

	Although there has been a settlement agreement drafted and executed to withdraw the litigation against CTCG and its principals, they have defaulted on the second payment and new litigation is being drafted by our counsel.

	As to the suit against ITC to collect on the money owed to us; on June 11, 2001, the day before the trial was to begin, ITC and the ITC Acquisition Group filed for bankruptcy under Chapter 7 of the Federal Bankruptcy Laws.

	There is also an ongoing suit against us for breech of a lease from 1995 that is being contested by our counsel. There are no other material legal proceedings against us or any of our Officers and/or Directors acting in their capacities for us, or to which our property is subject, and no such material proceeding is known our management of the Company to be pending.


Ability to Continue as a Going Concern
--------------------------------------

	Our independent auditors have issued their report dated August 10, 2001 on our consolidated financial statements as of May 31, 2001, which includes an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Among the reasons cited by the independent auditors as raising substantial doubt as to our ability to continue as a going concern are the following: we have accumulated losses of approximately $13,000,000 as of May 31, 2001, have insufficient working capital and will continue to incur selling, general and administrative expenses. Additionally, realization of certain assets is dependent upon our ability to meet our future financing requirements, the success of future operations and our continued funding by our CEO and the sale of Common Stock. These conditions raise substantial doubt about our ability continue as a going concern.

History of Losses
-----------------

	We have incurred operating losses since our inception and have an accumulated deficit of approximately $6,200,000 as of May 31, 1999. We incurred a net loss of $1,091,986 for the year ended May
31, 1999 as compared with a net loss of $1,033,932 for the year ended May 31, 1998. For the nine months ended February 29, 2000, we incurred a net loss of $1,101,000. These net losses continue to be the result of expenses involved with supporting the day to day operation of TCCF, the expenses of expanding its sales operation during the period and the continued expenses associated with continuing to operate and maintain our offices, professional fees and expenses associated with being a reporting public company, which include: legal, accounting and EDGAR/printing preparation, and the write off of our $152,000 investment in HDX.

We Have Been Dependent on Loans From Our CEO, Directors and Shareholders in
---------------------------------------------------------------------------
Order to Pay Operating Expenses
-------------------------------

	In order for us to pay our operating expenses, including office rents, communication expenses, accounting and bookkeeping fees, printing and EDGAR preparation costs, publication costs, and other general and administrative expenses, we have been dependent upon funds provided by non-interest bearing loans from our CEO, directors and shareholders. Additionally, we continue to be dependent upon the willingness of our CEO and directors and consultants to accept shares of our stock as compensation for continued services to us, which services we consider to be valuable and necessary to our continued operations.

We Face Intense Competition
---------------------------

	We face intense competition for customers because the telecommunications industry is highly competitive. Our competitors consist of several well established companies, the substantial majority of which have significantly greater financial resources than we do, longer operating histories, well established reputations, and marketing and sales networks, and greater management and technical resources.

Potential Acquisitions
----------------------

	We have in the past, and may in the future pursue acquisitions of complementary services or businesses. Future acquisitions may result in potentially dilutive issuances of equity securities, the incurrence of additional debt, the write-off of costs, and the amortization of expenses related to goodwill and other intangible assets, all of which could have a material adverse effect on our business, operating results and financial condition. Future acquisitions would involve numerous additional risks, including difficulties in the assimilation of the operations, services and personnel of the acquired company, the diversion of management's attention from other business concerns, entering markets in which we have little or no direct prior experience and the potential loss of key employees of the acquired company. We have executed letters of intent to purchase two additional companies, Moye & Associates, Inc., an Internet Service Provider (ISP) headquartered in St.
Simons, Georgia and Advanced Communications Services, Inc., (ACS) a systems integration firm, whose main office is in Edison, New
Jersey. Shareholders will not vote on any potential acquisitions (unless required by NASDAQ regulations or applicable law) nor have the opportunity to review any potential acquisition candidate.

We Do Not Anticipate Paying Cash Dividends
------------------------------------------

	We have not paid any cash dividends on our capital stock and we anticipate that our future earnings, if any, will be retained for use in the business, or for other corporate purposes. It is not anticipated that any cash dividends on the Common Stock will be paid in the foreseeable future. See "Dividend Policy" and "Description of Securities."

If We Are Unable to Meet Nasdaq Stock Market Listing Requirements, Your
-----------------------------------------------------------------------
Ability to Buy or Sell the Common Stock May be Impacted
-------------------------------------------------------

	Our Common Stock does not meet the current Nasdaq listing requirements for the SmallCap(R) Market. If we are unable to satisfy Nasdaq's requirements for listing, trading, if any, the Common Stock will continue to be conducted on the NASD's OTC Bulletin Board, established for securities that do not meet the Nasdaq SmallCap(R) Market listing requirements. Consequently, the liquidity of our securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of us, and lower prices for our securities than might otherwise be attained.

Our Board of Directors Has the Power to Issue Additional Securities
-------------------------------------------------------------------
Without the Consent of Shareholders
-----------------------------------

	Our Board of Directors has the power, without the consent of the shareholders, to issue additional shares of Common Stock or Preferred Stock for such consideration as may be permitted under Florida law. Preferred stock may be issued with preferences or rights as to dividends, voting or liquidation which are superior to those of holders of Common Stock, see "Description of Securities."


Possible Issuance of Preferred Stock
------------------------------------

	Our Certificate of Incorporation authorizes the issuance of up to 20,000,000 shares of Preferred Stock, $0.001 par value per share ("Preferred Stock"), with designations rights, and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividends,liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our Common Stock. In the event of issuance, the Preferred Stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the company.

Risks Associated with Forward-looking Statements
------------------------------------------------

	This Prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this Prospectus include or relate to: (i) our ability to obtain a meaningful degree of consumer acceptance for our products and future products, (ii) our ability to market our products and future products on a national basis at competitive prices, (iii) our ability to develop brand-name recognition for our products and future products, (iv) our ability to develop and maintain an effective sales network, (v) our success in forecasting demand for our products and future products, (vi) our ability to maintain pricing and thereby maintain adequate profit margins, (vii) our ability to achieve adequate intellectual property protection for our products and future products and (viii) our ability to obtain and retain sufficient capital for future operations.

	The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that we will market and provide products on a timely basis, that we will retain our customers, that there will be no material adverse competitive or technological change in conditions in our business, that demand for our products will significantly increase, that our President will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting us or our suppliers. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the "Risk Factors" section of this Prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of goods sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this Prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. See "Management's Discussion and Analysis" and "Business."

                       FORWARD-LOOKING INFORMATION
                       ---------------------------

        Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus and in the documents incorporated by reference into this prospectus that is not a statement of an historical fact constitutes a "forward-looking statement". Further, when we use the words "may", "expect", "anticipate", "plan", "believe", "seek", "estimate", "internal", and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance.
They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. We have no obligation or intent to update publicly any forward-looking statements whether in response to new information, future events or otherwise. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our Common Stock, you should be aware that the occurrence of any of the events described under "Risk Factors" below or elsewhere in this prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our Common
Stock could decline and you could lose all or part of your investment.

                    WHERE YOU CAN FIND MORE INFORMATION
                    -----------------------------------


        This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission under the Securities Act of 1933. This prospectus omits certain information contained in the registration statement and the exhibits to the registration statement. Reference is made to the registration statement and the exhibits to the registration statement for further information with respect to us and the shares offered under this prospectus. You may read and copy the registration statement at the Securities and Exchange Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. You can request copies of these documents by writing to the Securities and Exchange Commission and paying a fee for the copying costs. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the operation of the public reference rooms. We file certain documents with the Securities and Exchange Commission electronically and these documents may be inspected and copied at the Securities and Exchange Commission's Web site at http://www.sec.gov. We are a reporting company under the Securities Exchange Act of 1934, and consequently, file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports, proxy statements and other information at the Securities and Exchange Commission's public reference room at the address appearing above.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
              -----------------------------------------------

        The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it. Incorporation by reference means that we can disclose important information to you by referring you to the information we filed with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Securities and Exchange Commission will update and supercede this information.

        We incorporate by reference the document listed below and any future information we file with the Securities and Exchange Commission pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 prior to the termination of this offering.

       1.      Annual Report on Form 10-K for the fiscal year ended
               May 31,2001;

You may request and receive, at no cost, copies of this filing by writing or telephoning us at the following address:

                    Thomas N. Donaldson
                    1750 Osceola Drive
                    West Palm Beach, Florida  33409
                    (561) 688-0440

                              USE OF PROCEEDS
                              ---------------

        We will not receive any of the proceeds from the sale of stock issued upon conversion of any Convertible Securities.





                       DETERMINATION OF OFFERING PRICE
                       -------------------------------

	The price at which the shares may actually be sold by the selling stockholders will be determined by the market price of the Common Stock as of the date of sale.

                            SELLING SHAREHOLDERS
                            --------------------

Recent Financing
----------------

	On September 28, 2001 AJW Partners, LLC and New Millennium Capital Partners II, LLC purchased an aggregate of $700,000 of 12% Convertible Debentures and warrants to purchase, respectively, a total of 350,000 and 650,000 shares of common stock from us in a private placement transaction. Of the $700,000 invested, $500,000 will be received upon effectiveness of this registration statement and satisfaction of certain conditions. Simultaneous with entering this transaction, AJW Partners, LLC and New Millennium Capital Partners II, LLC agreed to the extension of approximately $1,063,000 worth of debt we owed to them by accepting additional debentures for this amount on identical terms to the new investment.

	The debentures are convertible into shares of our common stock, at the option of the holder at any time and from time to time after the date when the debentures where issued, at a conversion price equal to the lower of (i) $0.08 per share and (ii) 50% of the average of the lowest three inter-day trading prices of our common stock during the twenty trading days immediately preceding the date of conversion. The warrants issued to AJW Partners and New
Millennium Capital Partners are each exercisable at an exercise price per share equal to 50% of the average of the lowest three inter-day trading prices of our common stock during the twenty trading days immediately preceding the date of exercise and expire on September 21, 2003. Interest on the debentures is payable on a quarterly basis on March 31, June 30, September 30 and December 31 of each year while such debentures are outstanding and on each Conversion Date, whichever occurs earlier. Interest may be paid, at our option, in cash or common stock. The debentures are redeemable under certain circumstances as stated in the Convertible Debenture.

	Each holder of the debenture may not convert its securities into shares of our common stock if after the conversion, such holders, together with any of its affiliates, would beneficially own over 4.999% of the outstanding shares of our common stock. This restriction may be waived by each holder on not less than 61 days' notice to us. Since the number of shares of our common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of our common stock prior to a conversion, the actual number of shares of our common stock that will be issued under the debentures, and consequently the number of shares of our common stock that will be beneficially owned by AJW Partners and New Millennium Capital Partners cannot be determined at this time. Because of this fluctuating characteristic, we agreed to register a number of shares of our common stock that exceeds the number of our shares of common stock currently beneficially owned by AJW Partners and New Millennium Capital Partners. The number of shares of our common stock listed in the table below as being beneficially owned by AJW Partners and New Millennium Capital Partners includes the shares of our common stock that are issuable to AJW Partners and New Millennium Capital Partners subject to the 4.999% limitation, upon conversion of their debentures and exercise of their warrants. However, the 4.999% limitation would not prevent AJW Partners and New Millennium Capital Partners from acquiring and selling in excess of 4.999% of our common stock through a series of conversions and sales under the debentures and acquisitions and sales under the warrants.

        The following table sets forth the name of each person who is offering shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.


                                                                                                  Shares
                         Common Stock                         Percentage   Shares to be           owned          Percentage
Name                     Beneficially Owned Before Offering                Sold in Offering   After Offering   After Offering
----                     ----------------------------------   ----------   ----------------   --------------   --------------
AJW Partners, LLC        45,587,500 (1)                        4.99 (2)    45,587,500 (3)           0                0

New Millennium Capital
  Partners II, LLC       84,662,500 (1)                        4.99 (2)    84,662,500 (3)           0                0



(1)	Includes the shares of our common stock issuable to AJW
        Partners and New Millennium Capital Partners, subject to the 4.999% limitation, upon conversion of its debentures and exercise of its warrants.

(2)	Percentages are based on 62,085,707 shares of our common stock outstanding as of September 30, 2001.

(3)	Pursuant to the Registration Rights Agreement between us and the debenture holders, we are required to register such number of shares of common stock equal to the sum of (i) 200% of the number of shares of common stock issuable upon conversion in full of their debentures, assuming for such purposes that all interest is paid in shares of our common stock, that the debentures are outstanding for one year and that such conversion occurred at a price equal to the lesser of (a) $0.08 and (b) 50% of the average of the lowest three inter-day prices (which need not occur on consecutive trading days) during the twenty trading days immediately preceding the closing date and
        (ii) the number of shares of common stock issuable upon exercise in full of the warrants issued on the closing date.

                           PRINCIPAL SHAREHOLDERS
                           ----------------------

	The following table sets forth information about the beneficial ownership of our Common Stock as of the date of this Prospectus by
(i) each person who we know is the beneficial owner of more than 5% of the outstanding shares of Common Stock (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group.

                                                                                             Shares
                                                     Percentage         Shares to be         owned          Percentage
Name and Address(1)              Common Stock    Before Offering(2)   Sold in Offering   After Offering   After Offering
-------------------              ------------    ------------------   ----------------   --------------   --------------
Gerard Haryman
President/CEO
501 South Dixie Highway
West Palm Beach, FL  33405       2,724,941 (3)        4.39%                  0             2,724,941          1.42%

Thomas Donaldson
VP/COO, Director
501 South Dixie highway
West Palm Beach, FL  33405         190,000              *                    0               190,000            *

Timothy Palmer, Director
and Pres. of HDX 9000
501 South Dixie highway
West Palm Beach, FL  33405         500,000              *                    0               500,000            *

All Directors and Executive
Officers as a Group (3 persons)  3,414,941            5.50%                  0             3,414,941          1.78%

* less than 1%


(1) 	Unless otherwise noted below, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. For purposes hereof, a person is considered to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any such warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

(2) 	Based on 62,085,707 shares outstanding as of September 30, 2001.

(3) 	Includes 280,000 shares owned by Mr. Haryman's wife which are deemed beneficially to be owned by him.

                            PLAN OF DISTRIBUTION
                            --------------------

	We are registering shares of our Common Stock that may be issuable upon conversion of some or all of our Convertible
Securities. Any individual acquiring shares of our Common Stock through such a conversion who subsequently sells such Common Stock is considered a Selling Shareholder.

        The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices.
The Selling Stockholders may use any one or more of the following methods when selling shares:

* ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

* block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

* purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

* an exchange distribution in accordance with the rules of the applicable exchange;

*       privately negotiated transactions;

*       short sales;

* broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

*       a combination of any such methods of sale; and

*       any other method permitted pursuant to applicable law.

        The Selling Stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The Selling Stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

        Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

        The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.

In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the Selling Stockholders. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                          DESCRIPTION OF SECURITIES
                          -------------------------

Common Stock
------------

	Our Articles of Incorporation authorize the issuance of 200,000,000 shares of Common Stock, $0.001 par value per share. Of this amount, 62,085,707 are currently issued and outstanding.

	Each holder of our Common Stock is entitled to one vote per share of Common Stock standing in such holder's name on our records on each matter submitted to a vote of our stockholders, except as otherwise required by law. Holders of our Common Stock do not have cumulative voting rights so that the holders of more than 50% of the combined shares of our Common Stock voting for the election of directors may elect all of the directors if they choose to do so and, in that event, the holders of the remaining shares of our Common Stock will not be able to elect any members to our board of directors. Holders of our Common Stock are entitled to equal dividends and distributions, per share, when, as and if declared by our board of directors from funds legally available. Holders of our Common Stock do not have preemptive rights to subscribe for any of our securities nor are any shares of our Common Stock redeemable or convertible into any of our other securities. If we liquidate, dissolve or wind up our business or affairs, our assets will be divided up pro-rata on a share-for-share basis among the holders of our Common Stock after creditors and preferred shareholders, if any, are paid.

Preferred Stock
---------------

	Our Articles of Incorporation authorize the issuance of 20,000,000 shares of Preferred Stock, $0.001 par value per share, the designation and rights of which are to be determined by our Board of Directors. None of the shares of Preferred Stock are issued and outstanding.

	Our Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued Preferred Stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. We consider it desirable to have Preferred Stock available to provide increased flexibility in structuring possible future acquisitions and financings and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of Preferred Stock through either public offering or private placements, the provisions for Preferred Stock in our Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the Preferred Stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the Common Stock that would result in dilution of the income per share and net book value of the Common Stock. Issuance of additional Common Stock pursuant to any conversion right that may be attached to the terms of any series of Preferred Stock may also result in dilution of the net income per share and the net book value of the Common Stock. The specific terms of any series of Preferred Stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine in what respect a particular series of Preferred Stock will be superior to our Common Stock or any other series of Preferred Stock which we may issue. Our Board of Directors may issue additional Preferred Stock in future financings, but has no current plans to do so at this time.

	The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.

	We intend to furnish holders of our Common Stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

Transfer Agent
--------------

	The transfer agent for the Common Stock is United Stock
Transfer, Inc., 3615 South Huron, Suite 104, Englewood, CO  80110
and its telephone number is (303) 783-9055.

                        DISCLOSURE OF SEC POSITION
                        --------------------------
              ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
              -------------------------------------------------


	Our Articles of Incorporation, as well as our By-Laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of Florida, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of Phoenix, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.


                               LEGAL MATTERS
                               -------------

	The legality of the Shares offered hereby will be passed upon for the company by The Law Office of L. Van Stillman, P.A., Delray Beach, FL 33483



                                  EXPERTS
                                  -------

	The audited financial statements incorporated in this Registration Statement as of May 31, 2001 and for the year ended May 31, 2001 has been audited by Wieseneck, Andres, & Company, P.A., independent certified public accountant to the extent and for the periods set forth in their report thereon and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                PHOENIX INTERNATIONAL INDUSTRIES, INC. PART II
                ----------------------------------------------


Item 14.   Other Expenses of Issuance and Distribution.
           --------------------------------------------

           Filing fee under the Securities Act of 1933     $  1,986.31
           Legal Fees(1)                                   $ 25,000
           Miscellaneous(1)                                $    300
                                                           ___________

           TOTAL                                           $ 27,286.31


(1)	Estimates


Item 15.   Indemnification of Directors and Officers.
           ------------------------------------------

	Our Articles of Incorporation, as well as our By-Laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of Florida, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.

	At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Phoenix where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.



Item 16.   Exhibits
           --------

5.	Opinion of Law Office of L. Van Stillman, P.A. as to legality of securities being registered

23.	Consents of Experts and Counsel

              23.1    Consent of Wieseneck, Andres & Company, P.A.
              23.2 Consent of Law Office of L. Van Stillman, included in Exhibit 5 hereto


	All other Exhibits called for by Rule 601 of Regulation S-K are not applicable to this filing.

Item 17.   Undertakings.
           -------------

	(a)	The undersigned registrant hereby undertakes:

		(1)	To file, during any period in which offers or sales
are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Nothwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any additional or changed material information on the plan of distribution.

		(2)	That, for the purpose of determining any liability
under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

		(3)	To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(e)	Insofar as indemnification for liabilities arising under
the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES
                                 ----------

	In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Palm Beach, State of Florida on October 5, 2001.

                               PHOENIX INTERNATIONAL INDUSTRIES, INC.

                                By:     /s/ Gerard Haryman
                                        -------------------------------
                                        Gerard Haryman
                                        President, Chief Executive
                                        Officer, acting Chief Financial
                                        Officer and Chairman of the
                                        Board of Directors


	In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 5, 2001.


By:     /s/ Gerard Haryman              President, Chief Executive Officer,
        ---------------------------     acting Chief Financial Officer and
        Gerard Haryman                  Chairman of the Board of Directors


By:	/s/ Thomas Donaldson		Vice President, Secretary and
        ---------------------------     Director
	Thomas Donaldson


By:	/s/ Timothy Palmer		Director
        ---------------------------
	Timothy Palmer

4